                                                                   EXHIBIT 10.13


                        THIRD AMENDMENT TO LOAN DOCUMENTS
                        ---------------------------------


         AMENDMENT dated as of December 22, 1995 by and among SOFTKEY INC., a Minnesota corporation ("SOFTKEY") and the Acquisition Subsidiaries as defined below (each a "BORROWER" and collectively the "BORROWERS") and FLEET BANK OF MASSACHUSETTS, N.A., a national banking association (together with its successors, the "BANK").

                              PRELIMINARY STATEMENT

         1. The Bank and SoftKey entered into a Credit Agreement dated as of September 30, 1994, as previously amended by a letter amendment dated as of December 5, 1994 and by a Second Amendment to Loan Documents dated as of May 17, 1995 (the "CREDIT AGREEMENT"), pursuant to which the Bank agreed to make Revolving Line of Credit Loans to SoftKey up to a maximum aggregate amount of $20,000,000. Unless otherwise defined herein, capitalized terms used herein shall have the same respective meanings as set forth in the Credit Agreement.

         2. The Bank and the Borrowers wish to amend certain provisions of the Credit Agreement and the other Loan Documents on the terms set forth herein, including without limitation, (a) adding the Acquisition Subsidiaries as co-borrowers with SoftKey; (b) increasing the Line of Credit Commitment to $50,000,000; (c) eliminating the Borrowing Base requirement; and (d) amending certain financial covenants in accordance with the terms hereof.

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


Section 1.  Amendments to Credit Agreement.
            ------------------------------

         1.1 Section 1.1 of the Credit Agreement is hereby amended by deleting the amount "$20,000,000" appearing in the sixth line thereof and substituting the amount "$50,000,000."

         1.2 Section 1.4 is hereby deleted in its entirety and there is hereby substituted in place thereof the following:

                  "1.4 CLEAN UP PERIOD. There shall be a period of ten (10) consecutive days during each fiscal quarter during which no Extensions of Credit, excluding Letters of Credit then outstanding pursuant to
         Section 1.7, shall be outstanding."

         1.3 Section 1.8 is hereby deleted in its entirety and there is hereby substituted in place thereof the following:

                  "1.8 FACILITY FEE. The Borrowers shall pay to the Bank quarterly in arrears on the first day of each quarter (unless such day in not a Banking Day, in which event the payment shall be due on the next succeeding Banking Day) a Facility Fee, equal to the Applicable Percentage of the unutilized portion of the Line of Credit Commitment. For purposes hereof, the Applicable Percentage shall be (a) one-quarter percent (1/4%) in the event the Leverage Ratio is less than 1.0 to 1 and (b) three-eighths percent (3/8%) in the event the Leverage Ratio is equal to or greater than 1.0 to 1. PROVIDED, HOWEVER, that for the fiscal quarter ending January 6, 1996, the Borrowers shall pay a fee equal to the sum of (a) one-half percent (1/2%) of the unutilized portion of the $20,000,000 Line of Credit Commitment in effect for the portion of such quarter ending on December 21, 1995, and (b) three-eighths percent (3/8%) of the unutilized portion of the $50,000,000 Line of Credit Commitment in effect for the portion of such quarter beginning on December 22, 1995 through the end of such quarter. Given the fact that on each Facility Fee payment date, the Leverage Ratio will not be known for the immediately preceding fiscal quarter (the "Measuring Quarter") because of the unavailability of financial statements for such quarter, the Facility Fee payment will be provisionally calculated and paid by the Borrowers based on the Leverage Ratio for the next preceding fiscal quarter. A subsequent adjustment will then be made to the next Facility Fee payment based upon the actual Leverage Ratio for the Measuring Quarter. Upon notice of termination by the Borrowers of the Line of Credit Commitment pursuant to Section 1.6 above, any portion of the Facility Fee that has accrued but is unpaid shall be immediately payable, together with any previously unpaid adjustment payment.

         1.4 Section 5.17 is hereby deleted in its entirety and there is hereby inserted in place thereof the following:

                  "5.17 ACQUISITION SUBSIDIARIES." Each of the Acquisition Subsidiaries is a recently formed corporation with minimal assets and with the Guarantor as the sole stockholder of all the outstanding shares of its capital stock. Each Acquisition Subsidiary has conducted no business operations, other than incident to the acquisitions identified on SCHEDULE A hereto, and will be utilized for the sole purpose of pursuing the respective acquisition identified on SCHEDULE A hereto."

         1.5 Section 6.11 is hereby amended by inserting at the end of such Section the following:

         "SoftKey anticipates that the acquisition of The Learning Company will close on or about December 22, 1995 and agrees to provide the Bank written notice three (3) days prior to the closing of each of the other Identified Acquisitions by the Acquisition Subsidiaries set forth on SCHEDULE A hereto. At the closing of any such Identified Acquisition, SoftKey shall cause the surviving entity to execute and deliver such documentation as the Bank may reasonably request (including without limitation assumption agreements, amendments or restatements of the Loan Documents and Security Instruments, UCC financing statements , copyright mortgages, collateral assignments of patents and trademarks and such other documents, certificates and legal opinions as the Bank may reasonably request) in order to confirm that such surviving corporation is a co-borrower hereunder and that it has granted to the Bank a first priority lien in all its assets, subject only to Permitted Liens."

         1.6 Section 7.3 is hereby amended by relettering the last two parenthetical clauses in such Section from (c) and (d) to (d) and (e) and is further amended by inserting at the end of such Section the following:

         "The term "PERMITTED ACQUISITION" shall also include the Identified Acquisitions PROVIDED THAT: (i) the conditions set forth in clauses (b) and (c) of the foregoing sentence are satisfied in connection with each such acquisition; (ii) each such acquisition is closed upon the terms and conditions described in SCHEDULE A, with any changes or modifications thereto subject to the prior written consent of the Bank;
         (iii) the acquisition of MECC (as defined below) shall close prior to or no later than June 30, 1996; and (iv) the cash consideration paid for The Learning Company shall not exceed $450,000,000, PROVIDED FURTHER that upon the closing of the sale by the Guarantor of its 5 1/2% Convertible Exchangeable Notes to the Tribune


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                                       -3-

         Company in a minimum aggregate principal amount of $150,000,000 as further described in SCHEDULE A (the "Tribune Notes"), such maximum cash consideration may be increased to $600,000,000."

         1.7 Section 7.5 is hereby amended by inserting at the end of subsection (b) the following: "and the Tribune Notes, provided that SoftKey agrees that the Guarantor will not issue the Tribune Notes except in connection with the acquisition of The Learning Company."

         1.8 Section 7.12 through 7.15 of the Credit are hereby restated in their entirety as follows:

                  "7.12 QUICK RATIO. The Borrowers will not permit the Quick Ratio at the end of any fiscal quarter, commencing with the fiscal quarter ending April 6, 1996 to be less than 1.25 to 1.

                  7.13 MINIMUM PROFITABILITY. The Borrowers will not permit Adjusted Net Income to be less than: (a) $5,000,000 at the end of the fiscal quarters ending January 6, 1996 and April 6, 1996 and $10,000,000 at the end of the fiscal quarter ending July 6, 1996 and each fiscal quarter thereafter; and (b) $25,000,000 at the end of the fiscal year ending January 6, 1996; and (c) $50,000,000 at the end of the fiscal year ending January 4, 1997; PROVIDED, HOWEVER, if closing of the acquisitions of The Learning Company and MECC on a so-called purchase accounting basis (the "EDUCATIONAL ACQUISITION EVENT") occurs prior to the end of the quarter ending April 6, 1996, the minimum quarterly profitability requirement shall be increased by an additional $5,000,000 to a total of $10,000,000, PROVIDED FURTHER, HOWEVER, if the Educational Acquisition Event occurs in the midst of such fiscal quarter, the respective increases in minimum profitability described above shall be adjusted proportionately based upon the days remaining in such fiscal quarter.

                  7.14 LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio to be greater than 3.0 to 1: (a) in the case of the fiscal quarters ending April 6, 1996, July 6, 1996 and October 5, 1996, for each such quarter annualized to a full year; and (b) in the case of the fiscal quarter ending January 4, 1997 and each fiscal quarter thereafter, for the four fiscal quarters ending with such quarter, PROVIDED HOWEVER, upon the closing of the sale of the Tribune Notes, the maximum Leverage Ratio shall be increased to 3.5 to 1 for the fiscal quarter ending April 6, 1996 and to 3.25 to 1 for the fiscal quarter ending July 6, 1996, but shall otherwise remain unchanged, PROVIDED, FURTHER, HOWEVER, in the event that the Tribune Notes are during such fiscal quarter exchanged for preferred stock (unless the Borrowers furnish evidence reasonably satisfactory to the Bank in the form of a legal opinion, accountants' letter or otherwise to the effect that such preferred stock would not be treated as stockholders' equity but as indebtedness under GAAP or applicable law) in accordance with the terms thereof, the maximum Leverage Ratio shall be immediately readjusted to 3.0 to 1.

                  7.15 INTEREST COVERAGE RATIO The Borrowers will not permit the Interest Coverage Ratio to be less than 3.5 to 1:(a) in the case of the fiscal quarters ending April 6, 1996, July 6, 1996 and October 5, 1996, for each such fiscal quarter annualized to a full fiscal year; and (b) in the case of the quarter ending January 4, 1997 and each fiscal quarter thereafter, for the four fiscal quarters ending with such quarter."

         1.9  Section 9 is hereby amended by deleting the following definitions:

                  "Borrowing Base" and "Current Ratio."



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                                       -4-

         1.10 Section 9 is hereby further amended by restating the definitions of "Adjusted Net Income" and "Security Instruments" as follows:

                  "ADJUSTED NET INCOME" for any period shall mean Net Income for such period PLUS (i) the sum of amortization for such period; PLUS (ii) the sum of non-cash acquisition expenses for such period, PLUS (iii) one-time expenses for transaction costs and restructuring charges associated with the Identified Acquisitions up to a maximum aggregate amount of $100,000,000.

                  "SECURITY INSTRUMENTS" means, collectively, the Security Agreement, the Pledge Agreement, the Subsidiary Security Agreements and each other instrument or agreement that purports to secure the Obligations of the Borrowers to the Bank.

         1.11 Section 9 is hereby further amended by inserting the following additional definitions in alphabetical order:

                  "ACQUISITION SUBSIDIARIES" means the following wholly-owned Subsidiaries of SoftKey: (a) Schoolco. Inc., a Minnesota corporation;
         (b) Cubsco I Inc., a California corporation; (c) Cubsco II Inc., a Delaware corporation and (d) Kidsco Inc. a Delaware corporation.

                  "BORROWERS" shall mean SoftKey and each of the Acquisition Subsidiaries.

                  "FUNDED INDEBTEDNESS" shall mean, as to any Person, all Indebtedness, without duplication, (a) for borrowed money, evidenced by a bond, debenture, note, credit agreement or other similar evidence of an obligation to repay borrowed funds; (b) for the deferred purchase price of property or services (other than trade payables and other routine accruals), (c) in respect of Capital Lease Obligations; or (d) in respect of Guaranties of Indebtedness of another Person of the types described in clauses (a) through (c).

                  "IDENTIFIED ACQUISITIONS" shall mean the acquisition of Minnesota Educational Computing Corporation ("MECC"), The Learning Company, Compton's NewMedia, Inc., and Compton's Learning Company on the terms set forth in attached SCHEDULE A.

                  "INTEREST COVERAGE RATIO" shall mean the ratio of Operating Cash Flow to Interest Expense.

                  "INTEREST EXPENSE" means, for any period, the sum (determined without duplication) of the aggregate amount of interest accrued during such period on Indebtedness of the Borrowers and their Subsidiaries (on a consolidated basis).

                  "EDUCATIONAL ACQUISITION EVENT" shall mean the closing of the acquisition of The Learning Company by Kidsco., Inc. and MECC by Schoolco Inc. upon the terms set forth in attached SCHEDULE A.

                  "LEVERAGE RATIO" means, for any period, the ratio of Funded Indebtedness less cash in excess of $25 million to Operating Cash Flow.

                  "OPERATING CASH FLOW" means, for any period, Net Income, PLUS the sum of depreciation, amortization and other non-cash charges for such period, PLUS Interest Expense for such period, PLUS one-time expenses for transaction costs and restructuring charges associated with the Identified Acquisitions up to a maximum aggregate amount of $100,000,000, PLUS income tax expense for such period, MINUS, software development expenses capitalized during such period.

                  "QUICK RATIO" means, at any time, all cash and accounts receivable of the Borrowers and their Subsidiaries at such time net of all reserves as reflected on the financial statements furnished to the Bank pursuant to Section 6.4, on a consolidated basis, determined in accordance with GAAP, divided by the aggregate of all Current Liabilities at such time.

                  "TRIBUNE NOTES" shall have the meaning set forth in Section
         7.3.

         1.12 There is hereby inserted immediately following Section 10.13 the following new sections:

                  "10.14 JOINT AND SEVERAL OBLIGATIONS. Each and every representation, warranty, covenant and agreement made by any of the Borrowers, hereunder and under the other Loan Documents, shall be joint and several, whether or not so expressed, and such obligations of the Borrowers shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim any Borrowers may have against the other Borrowers or the Bank, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition affecting the other Borrowers, including without limitation (a) any waiver, consent, extension, renewal, indulgence or other action or inaction under or in respect of this Agreement or any other Loan Document, or any agreement or other document related thereto with respect to the other Borrowers, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such agreement or instrument with respect to the other Borrowers, or the failure to give notice of any of the foregoing to the other Borrowers; (b) any invalidity or unenforceability, in whole or in part, of any such agreement or instrument with respect to the other Borrowers; (c) any failure on the part of the other Borrowers for any reason to perform or comply with any term or any such agreement or instrument; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the other Borrowers or their properties or creditors; or (e) any other occurrence whatsoever whether similar or dissimilar to the foregoing, with respect to the other Borrowers. Each Borrower hereby waives any requirement of diligence or promptness on the part of the Bank in the enforcement of the rights of the Bank hereunder or under any other Loan Document with respect to the obligations of itself or of the other Borrowers. Without limiting the foregoing, any failure to make any demand upon, or to pursuant or exhaust any rights or remedies against, a Borrower, or any delay with respect thereto, shall not affect the obligations of the other Borrowers hereunder or under any other Loan Document.

                  "10.15 SOFTKEY AS AGENT FOR BORROWERS. Each Acquisition Subsidiary hereby appoints SoftKey as its agent with respect to the receiving and giving of any notices, requests, instructions, reports, schedules, revisions, financial statements or any other written or oral communications hereunder or under the Loan Documents. SoftKey shall keep complete, correct and accurate records of all Revolving Line of Credit Loans and the application of proceeds thereof, all Letters of Credit and all payments in respect of Revolving Line of Credit Loans and other amounts due hereunder. SoftKey shall determine the allocation of proceeds of Revolving Credit Loans among the Borrowers. The Bank is hereby entitled to rely on any communications given or transmitted by SoftKey as if such communication were given or transmitted by each and every Borrower; PROVIDED, HOWEVER, that any communication given or transmitted by any Borrower other than SoftKey shall be binding with respect to such Borrower. Any communication given or transmitted by the Bank to SoftKey shall be deemed given and transmitted to each and every Borrower."

         1.13 The form of Compliance Certificate attached to the Credit Agreement as Exhibit D is hereby restated in the form of Exhibit D hereto."


Section 2.  Conditions of Effectiveness.
            ---------------------------

         This Amendment shall be deemed effective as of December 22, 1995 (the "EFFECTIVE DATE"), provided that the Bank shall have received the following on or before December 22, 1995:

                  (a) two copies of this Amendment executed by each Borrower with the accompanying Consent duly executed by the Guarantor;

                  (b) an amended and restated promissory note in the form enclosed duly executed by each Borrower (the "AMENDED NOTE");

                  (c) a pledge agreement in the form enclosed herewith (the "PLEDGE AGREEMENT") duly executed by SoftKey, together with stock certificates representing all the outstanding shares of capital stock of the Acquisition Subsidiaries and stock powers executed in blank;

                  (d) security agreements executed in the form enclosed herewith (the "SUBSIDIARY SECURITY AGREEMENTS") duly executed by each of the Acquisition Subsidiaries pursuant to which each such Subsidiary grants to the Bank a security interest in all its assets together with such UCC financing statements as the Bank may request duly executed by such Acquisition Subsidiary;

                  (e) an amendment to the Guaranty signed by SoftKey International Inc. (the "GUARANTY AMENDMENT");

                  (f) a certificate of the Secretary or Assistant Secretary of SoftKey as to resolutions of the Board of Directors of SoftKey authorizing this Amendment and the Amended Note;

                  (g) a certificate of the Secretary or Assistant Secretary of each Acquisition Subsidiary certifying as to (i) the charter and by-laws of each such corporation; (ii) resolutions of the Board of Directors of such entity authorizing the transactions and the execution of the documents contemplated hereby; and (iii) the incumbency and specimen signatures of the officers of such corporation authorize to execute and deliver this Amendment, the Subsidiary Security Agreement and any other Loan Documents;

                  (h) a Certificate of the Secretary or Assistant Secretary of the Guarantor as to resolutions of the Board of Directors of the Guarantor authorizing the Guaranty Amendment; and

                  (i) a solvency certificate in the form enclosed duly executed by the chief financial officer of SoftKey.

With respect to the closing fee of $150,000 associated with the transactions contemplated hereby, the Bank acknowledges receipt of the first installment of such fee in the amount of $75,000 and SoftKey hereby authorizes the Bank to debit its regular depositary account with the Bank in the amount of $75,000 in payment of the second and final installments of such fee. In the event the Bank and the Borrowers close a larger credit facility during 1996, the Bank agrees that $50,000 of the foregoing closing fee shall be applied to closing, arrangement with syndication fees associated with such larger facility.

         In addition to the foregoing, the Borrowers agree to execute and deliver to the Bank on or before February 28, 1996, an amendment to the Pledge Agreement providing for the pledge of all the outstanding shares of capital stock of SoftKey, together with stock certificates representing such shares and stock powers duly executed in blank.

Section 3. SPECIAL COVENANTS AND REPRESENTATIONS WITH REGARD TO THE ADDITION OF THE ACQUISITION SUBSIDIARIES AS CO-BORROWERS.

         3.1 Each Acquisition Subsidiary hereby agrees, jointly and severally with SoftKey, to be bound by the terms and conditions of the Credit Agreement and shall, for all purposes thereunder, be a "Borrower", as of the Effective Date.

         3.2 Each Acquisition Subsidiary, jointly and severally with SoftKey, hereby represents, warrants and covenants to you that after giving effect to this Amendment and to the transactions contemplated hereby:

                  (a) The execution, delivery and performance by each Acquisition Subsidiary of this Amendment, the Amended Note and the Security Instruments to which it is a party will directly and indirectly inure to the benefit of each Acquisition Subsidiary, are in pursuant of its business purposes as an integral part of the business conducted and proposed to be conducted by SoftKey together with each Acquisition Subsidiary and are reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it. By virtue of the foregoing, among other things, each Acquisition Subsidiary is receiving at least reasonably equivalent consideration from the Bank for its obligations undertaken under this Amendment, the Amended Note and the Security Instruments to which it is a party.

                  (b) After giving effect to the transactions contemplated by this Amendment, each Acquisition Subsidiary has, and will have access to, adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  (c) Each Acquisition Subsidiary has and, after giving effect to the transactions contemplated hereby, will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured.

The foregoing representations and warranties shall constitute representations and warranties of SoftKey and the Acquisition Subsidiaries under the Credit Agreement. Each of representations and warranties shall survive and not be waived by the execution and delivery of this Amendment.


Section 4. Confirmation of Representations, Absence of Default.
           ---------------------------------------------------

         Each Borrower (including without limitation the Acquisition Subsidiaries) hereby confirms that the representations set forth in the Loan Documents (including without limitation those set forth in Section 6.9 of the Credit Agreement as to use of proceeds), as amended by this Amendment are true and correct as of the date hereof, subject to the exceptions and further disclosures set forth in SCHEDULE A hereto. Each Borrower hereby confirms that, except as set forth in SCHEDULE A hereto, no Event of Default has occurred and is continuing under the Credit Agreement.


Section 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         5.1 Upon the Effective Date, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Credit Agreement, and each reference in the Note and each of the other Loan Documents to "the Credit

Agreement", "thereunder", "thereof", "therein", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2 Upon the Effective Date, each reference in the Credit Agreement and the other Loan Documents to the "Borrower" shall mean and be a reference to the "Borrowers" or to "each Borrower" as the context may require, reflecting the addition of the Acquisition Subsidiaries as coborrowers on a joint and several basis under the Credit Agreement and the other Loan Documents.

         5.3 Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. Except for the original promissory note which is superseded by the Amended Note and which will be marked "cancelled" and returned to SoftKey, each of the other Loan Documents is in full force and effect and is hereby ratified and confirmed. Each Borrower (and SoftKey International Inc. in consenting hereto as Guarantor by signing below) agrees that, as of the date hereof, it has no defenses against the obligations represented by the Credit Agreement, the Amended Note, the Guaranty or the other Loan Documents.

         5.4 The amendments set forth above in Section 1 hereof (i) do not constitute a waiver or modification of any term, condition or covenant of the Credit Agreement, the Amended Note, any other Loan Documents or any of the instruments or documents referred to by the foregoing documents, other than as expressly set forth herein, and (ii) shall not prejudice any rights which the Bank may now or hereafter have under or in connection with the Credit Agreement, the Amended Note, the other Loan Documents or any of the instruments or documents referred to therein.


Section 6.  Cost and Expenses.
            -----------------

         Each Borrower agrees, jointly and severally, to pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of Sullivan & Worcester, special counsel for the Bank with respect thereto.


Section 7.  Governing Law.
            -------------

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.


Section 8.  Counterparts.
            ------------

         This Amendment may be signed in one or more counterparts each of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed under seal by their respective officers thereunto duly authorized as of the date first above written.


                                     SOFTKEY INC.


                                     By: /s/ Neal S. Winneg
                                         -------------------------------
                                         Name:  Neal S. Winneg
                                         Title: Vice President

                                      SCHOOLCO, INC.


                                      By: /s/ Neal S. Winneg
                                         -------------------------------
                                         Name:
                                         Title:




                                      CUBSCO I INC.


                                      By: /s/ Neal S. Winneg
                                         -------------------------------
                                         Name:
                                         Title:




                                      CUBSCO II INC.


                                      By: /s/ Neal S. Winneg
                                         -------------------------------
                                         Name:
                                         Title:




                                      KIDSCO INC.


                                      By: /s/ Neal S. Winneg
                                         -------------------------------
                                         Name:
                                         Title:




                                      FLEET BANK OF MASSACHUSETTS, N.A.


                                      By: /s/ Thomas W. Davies
                                         -------------------------------
                                         Name:  Thomas W. Davies
                                         Title: Vice President